SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                December 10, 2001
                Date of Report (Date of earliest event reported)

                          Discovery Laboratories, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                    000-26422                  94-3171943
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                   Identification Number)

                           350 Main Street, Suite 307
                         Doylestown, Pennsylvania 18901
                    (Address of principal executive offices)

                                 (215) 340-4699
              (Registrant's telephone number, including area code)

          (Former name or former address, if changed since last report)
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Item 5. Other Events

      On December 11, 2001, Discovery Laboratories, Inc., a Delaware corporation ("Discovery"), issued a press release to announce that it had entered into a collaboration arrangement (the "Collaboration") with Quintiles Transnational Corp. ("Quintiles"), and its affiliate, PharmaBio Development Inc. ("PharmaBio"). In connection therewith, Discovery raised $3.0 million in gross proceeds and issued (i) 791,905 shares of its common stock, par value $.001 per share ("Common Stock") and (ii) warrants to purchase an aggregate of approximately 677,143 shares of Common Stock, subject to adjustment. After payment of fees and associated expenses, Discovery intends to use the net proceeds of approximately $2.7 million, for working capital and general corporate purposes.

      Transaction Overview

      In connection with the Collaboration, Discovery entered into a series of agreements with Quintiles and PharmaBio. As further discussed below and subject to the terms and conditions set forth in the agreements, Quintiles agreed to provide certain commercialization services in the United States for Discovery's lead product candidate, Surfaxin(R), for the treatment of meconium aspiration syndrome ("MAS") and idiopathic respiratory distress syndrome ("IRDS"). In addition, PharmaBio agreed to fund up to $70 million of the sales and marketing costs for Surfaxin for seven years of Surfaxin commercialization. In addition to the $3.0 million equity investment in Discovery, PharmaBio also agreed to extend a line of credit of up to $8.5 million to $10 million to fund pre-marketing activities associated with the launch of Surfaxin in the United States as Discovery achieves certain milestones. Principal amounts owed by Discovery under the credit facility may be repaid out of the proceeds of milestone payments to be paid by PharmaBio at certain intervals upon the achievement of certain corporate milestones that are discussed in greater detail below.

      Commercialization Arrangements

      Pursuant to the commercialization agreement between Discovery and Quintiles (the "Commercialization Agreement"), Quintiles will provide pre- and post-launch marketing services for the promotion of Surfaxin for MAS or IRDS in the United States. Upon approval of Surfaxin by the United States Food and Drug Administration ("FDA") for sale in the United States for MAS or IRDS, Quintiles will hire and train a dedicated United States sales force that will be branded in the market as Discovery's. Quintiles also will provide certain management and administrative personnel to assist in the Collaboration. Among other things, Quintiles will provide a product manager to coordinate pre-launch marketing activities. Quintiles has been granted the opportunity to provide outsourced services to Discovery for the development of Surfaxin for the treatment of an acute respiratory distress syndrome ("ARDS") indication conditioned upon Quintiles' satisfaction of certain performance-related and competitive criteria regarding the provision of such services. In addition, Quintiles has been granted a right of first negotiations solely as a preferred provider to provide competitive clinical trial development and commercialization services for other products that may be developed by Discovery and for which Discovery intends to outsource such services, whether related to Surfaxin or otherwise. Discovery will be responsible for order processing and fulfillment, invoicing and collection of accounts receivables from sales (which may upon agreement of Discovery and Quintiles be performed by Quintiles or one of its affiliates). Discovery will also be responsible for supply and inventories of Surfaxin as well as regulatory and medical affairs. Under certain circumstances, Discovery has the option to hire the sales force created by Quintiles.

      Pursuant to a related investment and commission agreement between PharmaBio and Discovery (the "Investment and Commission Agreement"), PharmaBio is obligated to pay 100% of specified sales and marketing expenses payable to Quintiles for services provided by it pursuant to the Commercialization Agreement. Following the commercial launch of Surfaxin for MAS or IRDS, such commitment is limited to a maximum of $70 million over a seven-year period. In consideration therefor, Discovery has agreed to pay PharmaBio a commission on net sales in the United States of Surfaxin for MAS, IRDS and all "off-label" uses for 10 years following first launch of the product in the United States.

      The Collaboration will be managed and governed by a joint commercialization committee (the "Joint Commercialization Committee"), consisting of an equal number of representatives appointed by Discovery and Quintiles. A Discovery representative will chair the Joint Commercialization Committee. Subject to certain exceptions, Discovery will have a tie-breaking vote on all matters to be considered by the Joint Commercialization Committee, and, accordingly, it has final decision-making control on all strategic issues regarding Surfaxin throughout the term of the Commercialization Agreement.

      Credit Facility

      In connection with the Collaboration, PharmaBio is providing to Discovery a secured revolving credit facility (the "Credit Facility"). Under the Credit Facility, PharmaBio has committed to advance on a revolving basis up to $8.5 million, which may be increased to $10 million, at the discretion of the Joint Commercialization Committee. Interest on the Credit Facility will be payable on a quarterly basis in arrears. Discovery is obligated to use a significant portion of the funds borrowed under the Credit Facility for pre-launch marketing services to be provided by Quintiles pursuant to the Commercialization Agreement.

      The Credit Facility of $8.5 million (subject to increase as stated above) will be available for borrowing by Discovery incrementally upon the occurrence of three milestones. One-third of the commitment will be available upon the later to occur of (i) the completion of a market opportunity assessment and report regarding Surfaxin and (ii) an extension for the deadline for the filing of a New Drug Application for Surfaxin with FDA ("NDA") under Discovery's license agreement for Surfaxin until at least October 28, 2003 ("Milestone One").

      Provided that Milestone One has occurred, one-third of the commitment will be available for borrowing by Discovery upon the later to occur of (i) Discovery's successful completion of an aggregate of $10 million capital raise for general corporate purposes or (ii) the public disclosure by Discovery of Phase III clinical trial data for IRDS, and the completion by Quintiles of a favorable written assessment and report regarding such data and Discovery ("Milestone Two").

      Provided that Milestone One and Milestone Two have occurred, one-third of the commitment will be available for borrowing by Discovery upon the later to occur of (i) the completion by Quintiles of a written assessment and report indicating the "approvability" by FDA of Discovery's NDA for Surfaxin for either IRDS or MAS or (ii) the issuance by FDA of a letter indicating that Discovery's NDA for Surfaxin is "approvable" with respect to Discovery's NDA for either IRDS or MAS.

      Discovery is also entitled to two milestone payments under the Investment and Commission Agreement with PharmaBio, which will be used to offset and prepay principal amounts due under the Credit Facility.

      Upon the occurrence of FDA approval for the commercialization of Surfaxin for MAS or IRDS, the first milestone payment will equal 70% of the outstanding amount of advances under the Credit Facility. Such milestone payment will be used to offset and prepay such advances, and the available commitment under the Credit Facility will be reduced by an equivalent amount.

      Upon the earlier to occur of (i) the completion by Quintiles of a written assessment and report indicating the "approvability" by FDA of Discovery's NDA for Surfaxin for whichever of the MAS or IRDS indications was not approved previously, or (ii) the issuance by FDA of a letter indicating that Discovery's NDA for Surfaxin for such indication is "approvable," the second milestone payment will equal the outstanding amount of advances under the Credit Facility. Such milestone payment will be used to offset and prepay such advances, and the commitment under the Credit Facility will be terminated.

      Notwithstanding the prepayment milestones, the Credit Facility will be payable in full on December 10, 2004.

      Discovery's obligations to PharmaBio under the Credit Facility are secured by limited collateral relating to Surfaxin pursuant to a security agreement (the "Security Agreement"). The pledged collateral includes all revenues derived from sales in the United States of Surfaxin for MAS, IRDS and for ARDS, as well as all clinical data and regulatory filings relating thereto, but does not include any intellectual property rights. Upon the occurrence of FDA approval for the commercialization of Surfaxin for MAS or IRDS, all pledged collateral that relates to ARDS will be released by Quintiles.

      Equity Investment

      Pursuant to the common stock and warrant purchase agreement between PharmaBio and Discovery (the "Purchase Agreement"), PharmaBio purchased 791,905 shares of Common Stock at a price of $3.79 per share. In addition, PharmaBio purchased two separate classes of warrants to purchase shares of Common Stock. Pursuant to the Class G warrant, PharmaBio may purchase 357,143 shares of Common Stock (subject to adjustment), at a price of $3.485 per share. PharmaBio also purchased a Class H warrant to purchase 320,000 shares of Common Stock at a price of $3.03 per share. The Class H warrant vests in three equal increments equal to one-third of the shares of Common Stock issuable thereunder, upon the occurrence of each of the three milestones pursuant to which the commitment under the Credit Facility becomes available. The Class G warrant and Class H warrant each expire on December 10, 2011. To the extent that the commitment under the Credit Facility is increased to an amount greater than $8.5 million, the amount of shares of Common Stock issuable pursuant to the Class H warrant will increase proportionally. Accordingly, for each additional $1 million that becomes available under the Credit Facility, the amount of shares of Common Stock issuable pursuant to the Class H warrant will be increased by approximately 38,500 shares.

      The shares of Common Stock purchased by PharmaBio, or issuable pursuant to the Class G warrant and the Class H warrant, have not been registered under the Securities Act of 1933 (the "1933 Act") and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the 1933 Act. In addition, all such shares of Common Stock are subject to certain restrictions on transfer as set forth in the Purchase Agreement. PharmaBio will have up to two "demand" registration rights that require Discovery to register its shares of Common Stock for resale under the 1933 Act, including shares issuable pursuant to the Class G warrant and the Class H warrant. In addition, subject to certain limitations, PharmaBio has customary "piggyback" rights to include such shares of Common Stock in other registrations of securities filed by Discovery for resale under the 1933 Act.

      PharmaBio has agreed to certain limitations on its trading of, and purchase of additional shares of, Common Stock, as well as certain prescriptions regarding the voting of its shares. PharmaBio also has the right pursuant to the Purchase Agreement to maintain its percentage equity ownership of Discovery by purchasing additional securities on the same terms as any transaction in which Discovery proposes to raise additional equity capital. Such right will be inapplicable to (i) underwritten public offerings, (ii) bona fide acquisitions, mergers, joint ventures, collaborative arrangements, strategic alliances or similar transactions, the terms of which are approved by Discovery's Board of Directors, or (iii) pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of Discovery's employees.

      A copy of the press release announcing the execution of the agreements relating to the Collaboration,the Purchase Agreement, the Class G warrant, the Class H warrant, the Commercialization Agreement, the Investment and Commission Agreement, the Credit Facility, the related Promissory Note, and the Security Agreement are attached as exhibits hereto. The descriptions of the Collaboration contained in the attached press release and in this Item 5 do not purport to be complete and are qualified in their entirety by reference to the agreements and instruments attached as exhibits hereto.

      To the extent that statements in this report are not strictly historical, including statements as to Discovery's business strategy, outlook, objectives, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of Discovery's product development, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Among the factors which could affect Discovery's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the risk that financial conditions may change, the risk that Discovery will not be able to raise additional capital or enter into additional collaboration agreements, risks that any collaborators may not perform their obligations under any such agreements, risks relating to the progress of Discovery's research and development and the development of competing therapies and/or technologies by other companies. Those associated risks and others are further described in Discovery's periodic filings with the Securities and Exchange Commission including its reports on Forms 10-KSB, 8-K and 10-QSB, and amendments thereto.

      Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

           (c) Exhibits:

                    4.1  Class G Warrant
                    4.2  Class H Warrant
                    4.3  Promissory Note
                  *10.1  Commercialization Agreement
                  *10.2  Investment and Commission Agreement
                  *10.3 Common Stock and Warrant Purchase Agreement *10.4 Loan Agreement
                   10.5  Security Agreement
                   99.1  Press Release dated December 11, 2001.

* Confidential treatment has been requested with respect to certain portions of these exhibits. Such portions have been separately filed with the of the Securities and Exchange Commission and redacted herein.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        Discovery Laboratories, Inc.


                                        By:    /s/ Robert J. Capetola
                                           -------------------------------------
                                        Name:  Robert J. Capetola, Ph.D.
                                        Title: President and Chief Executive
                                               Officer

Date: December 19, 2001

                          Discovery Laboratories, Inc.
                                    Form 8-K
                                Index to Exhibits

EXHIBIT NO.               DESCRIPTION

4.1           Class G Warrant
4.2           Class H Warrant
4.3           Promissory Note
*10.1         Commercialization Agreement
*10.2         Investment and Commission Agreement
*10.3         Common Stock and Warrant Purchase Agreement
*10.4         Loan Agreement
10.5          Security Agreement
99.1          Press Release dated December 11, 2001.

* Confidential treatment has been requested with respect to certain portions of these exhibits. Such portions have been separately filed with the of the Securities and Exchange Commission and redacted herein.